UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 15, 2015

SEACOR Holdings Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12289	13-3542736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 Eller Drive, Fort Lauderdale, Florida		33316
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(954) 523-2200

Not Applicable
__________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 24

Item 1.01    Entry into Material Definitive Agreement.
On April 15, 2015, SEA-VISTA I LLC (“SEA-Vista”), a joint venture in which SEACOR Holdings Inc. (“SEACOR”) holds a 51% controlling interest that operates a fleet of owned and leased-in U.S.-flag product tankers, entered into a secured credit agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A. as administrative agent, swingline lender, and issuing bank and lender (the “Administrative Agent”), Regions Bank as syndication agent and lender, Branch Banking and Trust Company, as documentation agent and lender, Fifth Third Bank as documentation agent and lender, and each of Wells Fargo Bank, National Association, Compass Bank, Mutual of Omaha Bank, Citibank, Whitney Bank and BMO Harris Bank, N.A., as lenders, that provides for a revolving credit facility in the aggregate principal amount of $100,000,000, including a $10,000,000 swingline sub-facility (the “Revolving Loan”), a term loan credit facility in the aggregate principal amount of $80,000,000 (the “Term A-1 Loan”), and a delayed draw term loan credit facility in the aggregate principal amount of $120,000,000 (the “Term A-2 Loan”). The Revolving Loan allows for borrowings and reborrowings from time to time until maturity. The loans under the Credit Agreement are, for certain lenders, evidenced by promissory notes in favor of the particular lender in an amount equal to such lender’s individual commitment.
All three loans bear interest at a variable rate determined by reference to LIBOR (the London Interbank Offered Rate) plus a margin of between 2.00% and 2.75% or, at the election of SEA-Vista, a Base Rate as determined in accordance with the Credit Agreement plus a margin of between 1.25% and 1.75%. Default interest may be applicable in certain circumstances.
Each of the loans under the Credit Agreement will mature on April 15, 2020 (the “Maturity Date”), which date may be accelerated in certain circumstances under the Credit Agreement. The principal of the Term A-1 Loan is repayable commencing in June 2015 in quarterly installments of 1.25% of the aggregate principal amount of the Term A-1 Loan through June 30, 2017. Commencing on September 30, 2017, the principal of each of the Term A-1 Loan and the Term A-2 Loan is repayable in quarterly installments of 2.50% of the aggregate principal amount of such loans, with the outstanding principal balance, interest and all other amounts outstanding for all loans, including the Revolving Loan, due and payable on the Maturity Date.
Commencing with the calendar year ending December 31, 2016, SEA-Vista is required to make annual prepayments on the Term A-1 Loan and the Term A-2 Loan in an amount equal to fifty percent (50%) of annual excess cashflow (as defined in the Credit Agreement), which prepayments will continue on an annual basis until an amount equal to $75,000,000 of the aggregate principal amount of the term loans has been repaid. Each such payment is to be made on or before May 15 of the subsequent calendar year (i.e., commencing May 15, 2017). In addition, SEA-Vista has the right to make optional prepayments on each of the loans without penalty in minimum amounts of $1,000,000.
As security for SEA-Vista’s obligations under the Credit Agreement, SEA-Vista and several wholly owned subsidiaries of SEA-Vista, namely, Lightship Tankers III LLC, Lightship Tankers IV LLC, Lightship Tankers V LLC, Seabulk Energy Transport LLC, SEA-Vista Newbuild I LLC, SEA-Vista Newbuild II LLC, SEA-Vista Newbuild III LLC and Seabulk Challenge LLC, entered into a Guaranty and Collateral Agreement (the “GCA”) on April 15, 2015 with the Administrative Agent, as security trustee. In addition, each of (a) SEA-Vista Newbuild I LLC, SEA-Vista Newbuild II LLC and SEA-Vista Newbuild III LLC assigned certain contracts to which it is a party to the Administrative Agent as security trustee, and (b) Lightship Tankers III LLC, Lightship Tankers IV LLC, Lightship Tankers V LLC, and Seabulk Challenge LLC granted a preferred mortgage over the vessels owned by each of them in favor of the Administrative Agent as security trustee and assigned certain contracts to which it is a party to the Administrative Agent as security trustee.

SEA-Vista and the wholly owned subsidiaries of SEA-Vista that are parties to the GCA secured all obligations under the Credit Agreement, subject to certain exceptions, by a pledge of substantially all of their tangible and intangible assets pursuant to the terms of the GCA. SEACOR and its subsidiaries (other than SEA-Vista and its applicable subsidiaries) are not parties to or obligors under the Credit Agreement, GCA or any other security documents.
The Credit Agreement and related security documents contain customary representations, warranties, events of default and covenants for loans of this type. Upon the occurrence of certain events of default, the lenders have the right to accelerate the repayment of all amounts outstanding under the Credit Agreement.
The descriptions of the Credit Agreement and GCA do not purport to be a complete statement of the parties’ rights under such agreement and is qualified in its entirety by reference to the full text of the Credit Agreement, which will be filed with the Securities Exchange Commission.
A portion of the loans under the Credit Agreement is intended to be used to redeem bonds (the “Title XI Bonds”) issued by each of Lightship Tankers III LLC, Lightship Tankers IV LLC and Lightship Tankers V LLC (the “Lightship Owners”) and guaranteed by the United States of America, represented by the Secretary of Transportation, acting by and through the Maritime Administrator (“MarAd”), pursuant to the provisions of Title XI of the Merchant Marine Act, 1936, as amended (now codified at 46 U.S.C. Chapter 537). Such guaranties are secured by mortgages over the Lightship Owners’ vessels and security interests in their other assets in favor of MarAd. In conjunction with the entry into the Credit Agreement, each of the Lightship Owners instructed the indenture trustees for the Title XI Bonds to issue notices for redemption of the Title XI Bonds, which are expected to be redeemed on or after June 1, 2015. In the event the redemption of the Title XI Bonds or the release of the mortgages and other security interests granted by each of the Lightship Owners in favor of MarAd are not achieved within timeframes specified in the Credit Agreement, the Administrative Agent may accelerate all of the loans under the Credit Agreement and declare them immediately due and payable. The remainder of any amounts borrowed will be used for working capital needs, general corporate purposes and capital commitments.
In the ordinary course of their respective businesses, one or more of the agents or lenders, or their affiliates, have and may have in the future various relationships with SEA-Vista, SEACOR and their affiliates involving the provision of a variety of financial services, including cash management, commercial banking, investment banking, securities underwriting, advisory or other financial services, for which they received, or will receive, customary fees and reimbursement of expenses.
On April 20, 2015, SEA-Vista issued a press release with respect to the foregoing, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an-Off-Balance Sheet Arrangement of Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description

99.1	Press Release of SEA-Vista I LLC, dated April 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR Holdings Inc.

By: /s/ Matthew R. Cenac
Name:     Matthew R. Cenac

Title:	Executive Vice President
and Chief Financial Officer

Date:  April 20, 2015

Exhibit Index

Exhibit No.	Description

99.1	Press Release of SEA-Vista I LLC, dated April 20, 2015